    As filed with the Securities and Exchange Commission on
April 10, 1996
                                       Registration No. 33-
___________________________________________________________

           SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549
            _________________________________

                           FORM S-3
                    Registration Statement
                            Under the
                    Securities Act of 1933
            _________________________________

                     HEALTH-CHEM CORPORATION
      (Exact Name of Registrant as Specified in its Charter)
  Delaware                                  13-2682801
(State or Other Jurisdiction            (I.R.S. Employer
    of Incorporation or               Identification Number)
       Organization)

            1212 Avenue of the Americas, 24th Floor
                        New York, NY  10036
                          (212) 398-0700
          (Address, Including Zip Code, and Telephone
          Number, Including Area Code of Registrant's
                  Principal Executive Offices)
            ________________________________________
                  Marvin M. Speiser, President
                   Health-Chem Corporation
            1212 Avenue of the Americas, 24th Floor
                     New York, NY  10036
                        (212) 398-0700
            (Name, Address, Including Zip Code, and
            Telephone Number, Including Area Code of
                        Agent for Service)

                            Copies to:

Bruce M. Schloss, Esq.                  Paul Bork, Esq.
    General Counsel                 Hinckley, Allen & Snyder
Health-Chem Corporation               One Financial Center
1212 Avenue of the Americas                45th Floor
     24th Floor                        Boston, MA  02111
New York, NY  10036
            ________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
                              Page 1 of 59

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

               CALCULATION OF REGISTRATION FEE
_____________________________________________________________
                                       Proposed     Proposed
                                        Maximum      Maximum
Title of each             Amount       Offering     Aggregate
class of Securities        to be         Price      Offering
to be Registered       Registered(1) Per Share(2)    Price(2)
_____________________________________________________________
Common Stock, $0.01      1,320,000      $1-5/8    $2,145,000
par value per share
Subscription Rights . .     (3)          --            --


Registration
   Fee
____________
  $740.00
___________________________________________________________

(1)  Shares of Common Stock to be offered by Health-Chem
Corporation to its stockholders pursuant to the Subscription
Rights.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Evidencing the rights to subscribe for the shares of Common Stock described above.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall therefor become effective in accordance with
Section 8(a) of this Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  HEALTH-CHEM CORPORATION

      Cross-Reference Sheet Showing Location in Prospectus
                    of Information Required
                               by
  Part I of Form S-3 Pursuant to Item 501(b) of Regulation S-
K



 1.  Forepart of the Registration Statement
     and Outside Front Cover Page of
     Prospectus.............................   Outside front
                                               cover page of
                                               Prospectus

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus....................   Inside front
                                               cover page of
                                               Prospectus;
                                               Outside back
                                               cover page
                                               of Prospectus

 3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges.....   Not Applicable

 4.  Use of Proceeds........................   Use of
                                               Proceeds

 5.  Determination of Offering Price........   Not Applicable

 6.  Dilution...............................   Not Applicable

 7.  Selling Security Holders...............   Not Applicable

 8.  Plan of Distribution...................   The Offering

 9.  Description of Securities to be
     Registered.............................   Not Applicable

10.  Interests of Named Experts and
     Counsel................................   Experts

11.  Material Changes.......................   Not Applicable

12.  Incorporation of Certain Information by
     Reference..............................   Documents
                                               Incorporated
                                               by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities............................   Not Applicable

          Subject to completion, dated April 10, 1996.

PROSPECTUS

                     HEALTH-CHEM CORPORATION

                  1,320,000 Shares Common Stock

    Health-Chem Corporation ("Health-Chem" or the "Company")
is granting to holders of the outstanding shares of common
stock, par value $.01 per share ("Common Stock"), of Health-
Chem of record on [      ], 1996 (the "Record Date"),
transferable subscription rights (the "Rights" or the
"Subscription Rights") to purchase up to 1,320,000 shares of
Common Stock, at the price of $__ per share (the
"Subscription Price"), on the basis of three shares of Common
Stock for each ten shares of Common Stock owned on the Record
Date (the "Subscription Privilege").  The Rights will be
evidenced by transferable stock purchase warrants (the
"Warrants").  No fractional Rights or cash in lieu thereof
will be distributed or paid by the Company.  Each record
holder of Common Stock will receive one Warrant representing one Right for each share held.  A holder of ten Rights shall be entitled to exercise all ten Rights to purchase three
shares of Common Stock.  Holders of Warrants may not exercise
Rights in groups of less than ten.  Approximately 1,320,000
shares of Common Stock will be offered for sale in this
offering, representing seventeen percent of the Company's
outstanding Common Stock.  The grant of Rights and the
offering of shares of Common Stock hereby is referred to in
this Prospectus as the "Offering".  See "The Offering".

    The Rights are transferrable and are expected to trade on
the American Stock Exchange, Inc. and in the over-the-counter market.  The Rights will expire at 5:00 p.m., Eastern
Daylight Time, on [        ], 1996, unless extended by
Health-Chem (as extended, the "Expiration Date").  The
Company makes no representation as to whether a market will
develop in the Rights, and, if such market should develop,
the price at which Rights may trade.

    The Rights being offered hereby are subject to cancellation if certain conditions are not satisfied. In that event, any payments received by Continental Stock
Transfer and Trust Company, New York, New York (the "Rights
Agent"), in respect of the Subscription Price shall be promptly returned. See "The Offering - Cancellation of
Rights Offering".

     The Subscription Price has been determined by Health-
Chem's Board of Directors. The closing price of a share of Common Stock reported on the American Stock Exchange, Inc. on
______________, 1996 was $________.

                    ________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                              Underwriting
                Subscription  Discounts and   Proceeds to
                  Price       Commissions     the Company (1)

   Per Share. .   $_________         $0.00      $_________



   Total. . . .   $_________         $0.00      $_________


(1) Before deducting expenses of the Offering and the amount to be paid by the Company in acquiring the shares of Common
Stock being offered hereby.  See "Use of Proceeds" and "Stock
Purchase Agreement".

     The date of this Prospectus is ____________, 1996.

    IN CONNECTION WITH THIS OFFERING THE COMPANY MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE RESPECTIVE MARKET PRICES OF THE COMMON STOCK AND THE RIGHTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER-MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                     ADDITIONAL INFORMATION

   Health-Chem Corporation ("Health-Chem" or the "Company"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") nder the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W. Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.
               DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated by reference into this prospectus:

    (1) The Company's annual report for the fiscal year ended December 31, 1995 on Form 10-K

    (2)  The Company's definitive proxy statement dated April
5, 1996 for the 1996 Annual Meeting of Stockholders

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the Offering shall be deemed to be incorporated by reference into the Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered on the written request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Bruce M. Schloss, Esq., Secretary, Health-Chem Corporation, 1212 Avenue of the Americas, 24th Floor, New York, New York, 10036.

                  _____________________________

                          THE OFFERING

The Subscription Rights Offering

    The Company is offering up to 1,320,000 shares of Common Stock (the "Total Maximum") to record holders of Health-Chem Common Stock other than Marvin M. Speiser as of the close of business on the Record Date pursuant to transferable Subscription Rights represented by the Warrants. The Subscription Privilege entitles holders of Common Stock as of the Record Date to purchase three shares of Common Stock for every ten shares of Common Stock held on the Record Date. No fractional shares or fractional Rights or cash in lieu therefor will be issued, distributed, or paid by the Company. Stockholders of record will be delivered a Warrant representing one Right for each for each Share of Common Stock held on the Record Date. Warrants shall be exercisable by a holder in groups of ten Rights (for three shares) and not in groups of less than ten Rights, but a holder may exercise some Rights without exercising all Rights granted to such holder. Subject to the foregoing, holders of the Company's Common Stock are entitled to subscribe for all, or any portion of, the shares of Common Stock underlying their Subscription Privilege.


Rights Agent

    In connection with the Offering and the related transactions, Continental Stock Transfer & Trust Company (the "Rights Agent") has been engaged by the Company as a rights agent pursuant to an agreement executed between the Company and the Rights Agent (the "Rights Agent Agreement"). The Rights Agent acts as the Transfer Agent and Registrar for the Company. Holders of Rights will be permitted to exercise and/or transfer all or a portion of such Rights through the Rights Agent, and/or may sell all or a portion of such Rights through a registered broker-dealer, by appropriate endorsement and delivery of the Warrant. The Company will pay the fees and expenses of the Rights Agent and has also agreed to indemnify the Rights Agent from certain liability that the Rights Agent may incur in connection with the Offering.


Plan of Distribution

    The Rights are transferable and it is expected that the Rights will be traded on the American Stock Exchange until the close of business on __________, 1996, the day preceding the Expiration Date of the Subscription Rights Offering. There can be no assurances as to whether a market will develop in the Rights, and, if such market should develop, whether the market will remain available throughout the exercise period, or the price at which Rights may trade.

Expiration Date

   The Subscription Rights Offering will expire at 5:00 p.m., Eastern Daylight Time, on ____________, 1996, unless extended in the sole discretion of the Board of Directors of the Company to a date not later than June 30, 1996. After the Expiration Date, unexercised Subscription Rights will be null and void. The Company will not be obligated to honor any Warrants received by the Rights Agent after the Expiration Date, regardless of when the documents were sent.


Procedure for Subscribing for Common Stock in the Offering

   Holders of Warrants who desire to exercise their Subscription Rights must deliver to the Rights Agent, on or prior to the Expiration Date, the properly completed and endorsed Warrant with the required signatures guaranteed, together with a payment in full of the Subscription Price for each share of Common Stock subscribed for. Such payment must be by check or bank draft drawn upon a U.S. bank, payable to Continental Stock Transfer & Trust Company, as Rights Agent for the Company. Parties interested in wiring funds for subscription may do so in accordance with the Warrant and the related Letter of Instruction and should contact the Rights Agent at (212) 509-4000, ext. 227. The Subscription Price will be deemed to have been received by the Rights Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Rights Agent of any certified check or bank draft drawn upon a U.S. bank, or (iii) receipt of good funds in the Rights Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, persons who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check or wire transfer of funds. All funds received in payment of the Subscription Price shall be held by the Rights Agent and held in a special agency account. Earnings on such funds, if any, will be retained by the Company whether or not the Offering is consummated.

     The address to which the Warrant and payment of the Subscription Price should be delivered is:

          To: Continental Stock Transfer & Trust Company,
             Attn:  Reorganization Department

By Hand              By Overnight Courier     By Mail

2 Broadway                2 Broadway         2 Broadway
19th Floor           New York, NY  10004  New York, NY 10004
New York, NY  10004

    Telephone questions are directed to the Reorganization
Department at (212) 509-4000, ext. 227.


    If the aggregate Subscription Price paid by a holder of Common Stock exceeds the amount necessary to purchase the number of shares of Common Stock for which such holder has indicated an intention to subscribe, the excess payment tendered shall be returned following the Expiration Date.

    With respect to endorsed Warrants submitted by holders of Common Stock, unless such endorsed Warrant (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Subscription Rights are to be delivered to the holder of such Subscription Rights or (ii) is submitted for the account of an eligible guarantor institution, pursuant to Rule 17Ad-15 (an "Eligible Institution"), promulgated under the Exchange Act, signatures on such endorsed Warrants must be guaranteed with a Medallion Guarantee by an Eligible Institution.

    Holders of the Company's Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to Subscription Rights. If such a beneficial owner so instructs, the record holder of such Subscription Rights should complete, endorse, and deliver the appropriate Warrants to the Rights Agent with the proper payment. In addition, beneficial owners of Common Stock held through such a nominee holder should contact the holder and request the holder to affect transactions in accordance with the beneficial owners' instructions.

    The instructions accompanying the Warrants should be read carefully and followed in detail. Warrants and payment should be sent to the Rights Agent. Do not send Warrants or payments to the Company.

    The method of delivery of Warrants and payments of the Subscription Price to the Rights Agent will be at the election and risk of holders of Common Stock, but if sent by mail, it is recommended that such Warrants and payments be sent by registered mail, properly insured, with return receipt requested and that a sufficient number of days be allowed to ensure receipt by the Rights Agent and clearance of payment prior to the Expiration Date. Because uncertified personal checks may take five business days to clear, holders are strongly urged to pay, or arrange for payment, by means of certified or cashier's check or wire transfer of funds.

    All questions concerning the time limits, validity, form, endorsement, exercise or eligibility of Warrants received or any exercise of Subscription Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported subscriptions for shares of Common Stock. Warrants will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Rights Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Warrants or incur any liability for failure to give such notification.

    Subscriptions for Common Stock which are received by the Rights Agent from holders of Common Stock exercising
Subscription Rights may not be revoked. Subscription Rights are transferable by appropriate endorsement and delivery of the Warrant or Warrants representing such Rights.

    Certain directors and executive officers of the Company may assist in the Offering by, among other things, generally being available to answer questions of potential subscribers. None of such directors and executive officers will receive compensation for such services.

    None of such directors and executive officers are registered as securities brokers or dealers under the federal or applicable state securities laws, nor are any such persons affiliated with any broker or dealer. Because none of such persons are in the business of either effecting securities transactions for others or buying and selling securities for their own account, they are not required to register as brokers or dealers under the federal securities laws. In addition, the proposed activities of such directors and executive officers are exempted from registration pursuant to a specific safe-harbor provision of Rule 3a4-1 under the Exchange Act. Substantially similar exemptions from registration are available under applicable state securities laws.

     If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Warrant(s) evidencing such Rights to reach the Rights Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

     (a) such holder has caused payment in full of the Subscription Price for each share being purchased pursuant to the Subscription Privilege to be received (in the manner set forth above) by the Rights Agent on or prior to the Expiration Date;

     (b) the Rights Agent receives, on or prior to the Expiration Date, a notice of guaranteed delivery (a "Notice of Guaranteed Delivery"), substantially in the form provided with the "Instructions as to Exercise of Warrants" (the "Instructions") distributed with the Warrants, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., from a commercial bank or trust company having an office or correspondent in the United States, or from a financial institution acceptable to the Rights Agent (each an "Acceptable Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Warrant(s) held by such exercising Rights holder, the number of shares being purchased pursuant to the Subscription Privilege and guaranteeing the delivery to the Rights Agent of any Warrant(s) evidencing such Rights within three AMEX trading days following the date of the Notice of Guaranteed Delivery; and

     (c) the properly completed Warrant(s) evidencing the Rights being exercised, with any required signature guaranties, is received by the Rights Agent within three AMEX trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Rights Agent in the same manner as Warrants at the address set forth above, or may be transmitted to the Rights Agent by telegram or facsimile transmission to the attention of the Reorganization Department, with reference to this Offering (telecopy No.
(212) 509-5150). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Rights Agent, whose addresses and telephone numbers are set forth herein.

     If an exercising Rights holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of Rights that the Rights holder indicates are being exercised, then the Rights holder will be deemed to have exercised the Subscription Privilege with respect to the maximum number of Rights that may be exercised for the aggregate Subscription Price payment delivered by the Rights holder. To the extent that the aggregate Subscription Price payment delivered by the Rights holder exceeds the product of the Subscription price multiplied by the number of Rights evidenced by the Warrants delivered by the Rights holder (such excess being the "Subscription Excess"), the Subscription Excess paid by that Rights holder shall be returned as soon as practicable by mail, without interest or deduction.

Methods of Transferring Rights

     The Rights may be purchased or sold through usual investment channels. It is anticipated that they will trade on the AMEX until the close of business on the last AMEX trading day preceding the Expiration Date.

     The Rights evidenced by a single Warrant may be transferred in whole by endorsing the Warrant for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Warrant (but not fractional Rights) may be transferred by delivering to the Rights Agent a Warrant properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Warrant to the transferee evidencing such transferred Rights). In such event, a new Warrant evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

     Rights holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Date for
(i) the transfer instructions to be received and processed by the Rights Agent, (ii) a new Warrant to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Warrants to be exercised or sold by the recipients thereof. Neither the Company nor the Rights Agent shall have any liability to a transferee or transferor of Rights if Warrants are not received in time for exercise or sale prior to the Expiration Date.

     Except for the fees charged to the Company by the Rights Agent, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Rights Agent.

 Issuance of Common Stock

     Certificates representing shares of Common Stock purchased pursuant to the Offering will be delivered to purchasers as soon as practicable after the receipt of a valid Subscription. No fractional shares of Common Stock will be issued in the Offering.

Certain Federal Income Tax Considerations

     BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES,
HOLDERS OF COMMON STOCK ARE ADVISED TO CONSULT THEIR TAX
ADVISORS WITH RESPECT TO THESE AND OTHER FEDERAL, STATE AND
LOCAL TAX CONSEQUENCES OF THE DISTRIBUTION AND EXERCISE OF
SUBSCRIPTION RIGHTS.  THE FOLLOWING IS PROVIDED FOR
CONVENIENCE ONLY, AND IS NOT INTENDED TO BE RELIED UPON BY
HOLDER IN LIEU OF SUCH CONSULTATION.

     For federal income tax purposes, receipt of the Subscription Rights may be treated as a taxable distribution with respect to Common Stock. The amount of such taxable distribution should be equal to the fair market value of the Right on the Effective Date.

     Upon exercise of Subscription Rights, a current holder of Common Stock will not recognize gain or loss. The basis of each share of Common Stock acquired upon exercise of a Subscription Right will equal the sum of the Subscription Price and the basis, if any, in the Subscription Right exercise. The holding period for such Common Stock will begin on the date the Subscription Rights are exercised. A loss will be recognized by a holder who receives Subscription Rights and allows those Rights to lapse, equal to such holder's basis in the Rights, if any.

Blue Sky Limitation

    The Company will not be required to make the Offering available to or to issue shares of Common Stock to any holder of Common Stock who is resident in a state or other jurisdiction in which the Company deems, in its sole discretion, that the costs associated with the compliance with applicable securities law are excessive relative to the benefit conferred or in which offers or sales may be unlawful.


Right to Amend or Terminate the Offering

The Company expressly reserves the right to amend the terms and conditions of the Offering, whether the terms and conditions are more or less favorable to holders of Common

Stock. In the event of a material change to the terms of the Offering, the Company will cause a post-effective amendment to its registration statement to be filed, of which this Prospectus is a part, and re-solicit subscribers to the extent required by the Commission. In the event of such a re-solicitation, all proceeds received by the Company will be returned promptly to any subscriber who does not provide the Rights Agent with an affirmative reconfirmation. The Company expressly reserves the right, at any time prior to delivery of shares of Common Stock offered hereby, to terminate the offer if the Offering is prohibited by law or regulation or the Board of Directors concludes, in its judgment, that it is not in the best interest of the Company to complete the Offering under the circumstances. The Offering would be terminated by the Company giving oral or written notice thereof to the Rights Agent, and making a public announcement thereof. If the Offering is so terminated, all funds received from holders of Common Stock will be promptly refunded without interest.

No Board Recommendation

     An investment in the Common Stock must be made pursuant to each Right holder's or prospective investor's evaluation of the Offering and of his, her, or its best interests. Accordingly, the Board of Directors of the Company does not make any recommendation regarding the purchase, sale, transfer, or exercise of Rights. The Board of Directors does, however, encourage Rights holders to carefully consider either exercising or selling their Rights prior to the Expiration Date.

Additional Information

     If you have questions or require additional information concerning the Offering, contact the Reorganization
Department, Sat Continental Stock Transfer & Trust Company, the Rights Agent, at (212) 509-4000, ext. 227.


                         USE OF PROCEEDS

     The Company intends to use the proceeds of the Offering to fund the payment to Marvin M. Speiser ("Speiser") for the purchase of shares of Health-Chem Common Stock on the Expiration Date pursuant to the Stock Purchase Agreement (as described below, which shares shall be approximately equal to the number of shares of Common Stock to be issued in the Offering), and, to the extent that such proceeds exceed the aggregate exercise price, to offset costs incurred in connection with the Offering and for other corporate purposes.

                     STOCK PURCHASE AGREEMENT

     Mr. Speiser, his wife, and entities controlled by them are currently the beneficial holders of 3,565,846 shares of the 7,982,424 outstanding shares of common stock $.01 par value of the Company (the "Common Stock"). Of these 3,565,846 shares, a total of 1,782,689 are subject to repurchase by the Company pursuant to option agreements entered into in 1991 and 1994 (hereinafter, the "1991 Option" and the "1994 Option" respectively, and, together, the "Options"). The terms of certain 10.375% convertible subordinated debentures (the "Debentures") more fully described in the Company's annual report incorporated herein by reference, restrict the Company's ability to repurchase Company Common Stock, except in certain circumstances, one of which is repurchase with the proceeds of the substantially concurrent sale of Common Stock.

     The Board of Directors of the Company, having concluded that it is in the best interests of the Company and its stockholders to increase the number of shares of the Company's Common Stock in the hands of non-affiliates, and that it is likely that the capital markets will be better able to analyze and evaluate the performance of the Company from a financial perspective if a relatively large percentage of the Company's outstanding Common Stock were not subject to repurchase by the Company, the Company has entered into an agreement with Speiser (the "Stock Purchase Agreement") pursuant to which this Offering is being effected. Under the Stock Purchase Agreement, Speiser will provide the shares of Common Stock for purchase by the Company in an amount approximately equal to the number of shares of Common Stock to be issued to subscribers in the Subscription Rights Offer.

     Pursuant to the Stock Purchase Agreement, the Company has agreed to (a) undertake this Offering; (b) set the Offering exercise price per share at an amount not less than the Company's aggregate purchase price for all shares under the 1991 Option and the 1994 Option divided by the total number of shares subscribed for pursuant to the Offering (the "Average Option Price"); and (c) amend the 1991 Option and the 1994 Option to permit the partial exercise of each option agreement in proportion to the total number of shares subscribed for pursuant to the Offering, producing a per share exercise price equal to the Average Option Price. As of ______, 1996 the Average Option Price per share was $_________. Under the terms of the Stock Purchase Agreement, upon conclusion of the Offering Speiser will retain all unsubscribed for shares free of any option of the Company and the 1991 Option and 1994 Option Agreements shall terminate.

                         LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for the Company by Hinckley, Allen
& Snyder, Boston, Massachusetts.


                            EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995, and for the year then ended which were included in the Company's Annual Report Form 10-K for the year ended December 31, 1995, and incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent auditors as stated in their report appearing therein. The consolidated financial statements and related financial schedules of the Company as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein. In each case, these financial statements have been so incorporated herein by reference in reliance upon the respective reports of each such firm given upon their authority as experts in accounting and auditing.

                     HEALTH-CHEM CORPORATION

                      _____________________

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                      _____________________

                        TABLE OF CONTENTS
     Page

Additional Information

Document Incorporated by Reference

The Offering

Use of Proceeds

Stock Purchase Agreement

Legal Matters

Experts


                    _______________________

                 [Prospectus dated May __, 1996]

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses payable in connection with the sale of Common Stock offered hereby are as follows:


         Amount

  Securities and Exchange Commission Registration
       Fee....................................... $    740.00
  Legal Fees and Expenses........................ $ 40,000.00
  Accounting Fees and Expenses................... $ 22,000.00
  Blue Sky Fees and Expenses (including legal
      Fees)...................................... $ 12,500.00
  Printing and Engraving Expenses................ $ 16,000.00
  Transfer Agent and Rights Agent Fees and
      Expenses................................... $ 15,000.00
  Miscellaneous.................................. $ 28,760.00

                             Total                $135,000.00

Item 15.  Indemnification of Directors and Officers.

    (a)  Section 145 of the General Corporation Law of the
State of Delaware (Chapter 1, Title 8, Delaware Code of 1953) provides as follows:

         "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c)  To the extent that a director, officer,
employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d)  Any indemnification under subsections (a) and
(b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

    (b)  Article NINTH of the Registrant's Restated
Certificate of Incorporation, as amended effective May 8, 1987, and to date, provides as follows:

         To the fullest extent permitted by the Delaware General Corporation law in its present form or as it may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date that this Article NINTH becomes effective.

    (c) The Registrant has an insurance policy which insures the Directors and Officers of the Registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

 Item 16.  Exhibits.

Exhibit No.   Description of Exhibit

   4.1        Form of Stock Purchase
               Agreement

   4.2        Form of Rights Agent
               Agreement

   4.3        Form of Warrant

   5          Opinion of Hinckley,
               Allen & Snyder

  23.1        Consent of Coopers &
               Lybrand L.L.P.

  23.2        Consent of Deloitte &
               Touche LLP

  23.3        Consent of Hinckley,
               Allen & Snyder (included
               in Exhibit 5)

Item 17.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made; a post-effective amendment to this Registration Statement:

           (I)  To include and Prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (II) To reflect in the Prospectus any facts or events arising after the Effective Date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (III) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof.

    (4) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

              CONSENT OF INDEPENDENT AUDITORS


    We consent to (a) the incorporation by reference in this registration statement of Health-Chem Corporation on Form S-3 of our report dated March 15, 1996, (except for the last two paragraphs of Note 9 which are dated as of March 26, 1996) on our audit of the consolidated financial statements and financial statement schedule of Health-Chem Corporation as of December 31, 1995 and for the year then ended which report is included in the 1995 annual report on Form 10-K, which is incorporated by reference in this Registration Statement on Form S-3 and (b) the reference to us under the heading "Experts" in the Prospectus which is part of said Registration Statement.




COOPERS & LYBRAND L.L.P.


One South Market Square
Harrisburg, PA
April 8, 1996

                 CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement of Health-Chem Corporation on form S-3 of our report dated March 15, 1995, appearing in the Health-Chem Corporation Annual Report on Form 10-K for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Baltimore, MD
April 8, 1996

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York on April 8, 1996.

                               HEALTH-CHEM CORPORATION


                               By:Marvin M. Speiser
                                  Marvin M. Speiser,
                                  President


                POWER OF ATTORNEY AND SIGNATURES

    We, the undersigned officers and directors of Health-Chem Corporation, hereby severally and jointly constitute and appoint Marvin M. Speiser, Robert D. Speiser, Bruce M. Schloss and Paul Bork, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, and generally do all things in our names and on our behalf in such capacities to enable Health-Chem Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature         Title(s)               Date


Marvin M. Speiser
Marvin M. Speiser       President, Chief       April 8, 1996
                        Executive Officer
                        and Chairman of
                        the Board
                        (Principal
                        Executive Officer)


Robert D. Speiser
Robert D. Speiser          Executive Vice      April 8, 1996
                           President and
                           Director

 Name and Signature        Title(s)               Date


Steven Bernstein
Steven Bernstein        Senior Vice President  April 8, 1996
                        and Director


Paul R. Moeller
Paul R. Moeller         Vice President -       April 8, 1996
                        Finance and Director
                        (Principal Financial
                        and Principal
                        Accounting Officer)


Bruce M. Schloss
Bruce M. Schloss        Vice President,        April 8, 1996
                        Secretary and
                        Director


Matthew Goldstein
Matthew Goldstein       Director               April 8, 1996


Samuel R. Goodson
Samuel R. Goodson       Director               April 8, 1996


Eugene Roshwalb
Eugene Roshwalb         Director               April 8, 1996


Gregory P. Speiser
Gregory P. Speiser      Director               April 8, 1996


Milton Y. Zussman
Milton Y. Zussman       Director               April 8, 1996